                                                                   EXHIBIT 10.28

                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of March 30, 1998, by and between EET, INC., a Texas corporation ("Seller"), and ACTIVE ENVIRONMENTAL TECHNOLOGIES, INC., a New Jersey corporation ("Purchaser").

                                   RECITALS

     Seller is in the business (the "Business") of producing, marketing, selling and/or licensing certain chemical products and related services used primarily in environmental clean-up, including without limitation the chemicals known under the trademark TechXtract(R). The parties hereto desire to provide for the purchase and sale of certain assets of the Business of Seller, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
             PURCHASE AND SALE OF ASSETS; CERTAIN RELATED MATTERS

     1.1 PURCHASE AND SALE OF PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, and on the basis and in reliance on the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing (as defined below), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, the following assets of Seller utilized in connection with the Business (collectively, the "Purchased Assets"), which Purchased Assets shall consist of and include the following:

          (a) all patents, trademarks, trade names, tradedress, service marks, licenses, inventions, processes, trade secrets, designs, drawings and all other proprietary, technical and other information and intellectual property and all licenses, permits and other rights to use the foregoing, whether patentable or unpatentable, used in connection with the Seller's operations, including that which is set forth on SCHEDULE 1.1(A) attached hereto and made a part hereof (collectively, the "Intellectual Property");

          (b) to the extent transferable or assignable by their express terms or the terms of any law relating thereto, the agreements, contracts and sales orders, if any, to which Seller is a party relating to its operations, identified on SCHEDULE 1.1(B), attached hereto and made a part hereof (collectively, the "Assigned Contracts");

          (c) the inventories of products, work-in-progress, materials and supplies, identified on SCHEDULE 1.1(C), attached hereto and made a part hereof, together with all pre-paid items, transferable manufacturer's material, product and supplies warranties, and other related
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business and other assets, whether tangible or intangible, and whether currently existing or hereafter arising or acquired (collectively, the "Assigned Inventory");

          (d) the office equipment identified on SCHEDULE 1.1(D) hereto and made a part hereof;

          (e) all customer lists, supplier lists, and marketing and advertising materials;

          (f) the computer equipment and information, if any, identified on
SCHEDULE 1.1(F) attached hereto and made a part hereof;

          (g) those certain tools, machinery and other items of tangible personal property, if any, identified on SCHEDULE 1.1(G) attached hereto and made a part hereof;

          (h) the goodwill of the Business, together with all benefits naturally incident thereto, including all rights Seller may have to use the name "EET, Inc.";

          (i) all rights, claims, lawsuits and choses in action against third parties relating to the Purchased Assets arising out of transactions occurring prior to the Closing.

     1.2 EXCLUDED ASSETS. As used herein, the term, "Purchased Assets" shall mean only those items or assets specifically identified in Section 1.1, and the schedules relating thereto, as a Purchased Asset, and to the extent any item of the Seller has not been identified in Section 1.1 hereto, and the schedules relating thereto, such item shall constitute an "Excluded Asset" for all purposes.

     1.3. PURCHASE PRICE. In exchange for Seller's sale, transfer, conveyance, assignment and delivery of the Purchased Assets, and subject to the terms and conditions of this Agreement, and on the basis and in reliance on the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing:

          (a) Cash Portion of the Purchase Price. Purchaser shall pay to Seller in cash an aggregate amount equal to $200,000;

          (b) The A Note. Purchaser shall deliver to Seller a promissory note (the "A Note"), substantially in the form of EXHIBIT A, attached hereto and made a part hereof;

          (c) The B Note. Purchaser shall deliver to Seller a promissory note (the "B Note"), substantially in the form of EXHIBIT B, attached hereto and made a part hereof, and

          (d) Assumed Liabilities. Purchaser shall assume and timely pay and perform (i) all liabilities and obligations accruing prior to the Closing that are identified and set forth on SCHEDULE 1.3(D), attached hereto and made a part hereof, and (ii) all liabilities and obligations relating to the Purchased Assets accruing on and after the Closing, including without limitation those arising with respect to the Assigned Contracts, but excluding any liabilities or obligations that may be asserted against Purchaser as a successor owner of any of the Purchased Assets for

                                       2
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events occurring prior to the Closing and not otherwise assumed in clause (i)
above (collectively, the items described in this sentence are sometimes referred to herein as the "Assumed Liabilities"). Without limiting the generality of the foregoing, but except as otherwise provided in Section 5.2 hereof, Purchaser and Seller agree that, as between Purchaser and Seller, all sales tax payable, property tax payable, insurance payable and employee benefits arising or accruing as a result of the operation of the Business and the ownership of the Purchased Assets prior to the Closing shall be the sole responsibility of Seller. Other than the Assumed Liabilities, and except as expressly provided otherwise in this Agreement or any other agreement to which Purchaser is a party, Purchaser shall not assume or be responsible for paying or performing any other obligation or liability of Seller.

     1.4 ALLOCATION OF PURCHASE PRICE. Seller and Purchaser agree that for Federal income tax purposes the entire value of the Purchased Assets and the Assumed Liabilities ("Tax Purchase Price") shall be allocated as reasonably determined in good faith by Purchaser, based on the fair market value of the Purchased Assets. Purchaser agrees to deliver to Seller on or before June 30, 1998, its determination as to the allocation of the Tax Purchase Price. Such allocation is intended by the parties to comply with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Any additional matters to be determined in connection therewith will be reasonably determined in good faith by Purchaser in accordance with generally accepted accounting principles, insofar as possible.

     Seller and Purchaser shall prepare on or before August 15, 1998, and timely file the applicable Form 8594 with their respective Federal income tax returns for the taxable year that includes the Closing. The parties agree to use the agreed-on allocation set forth in the preceding paragraph in all returns and reports filed with the taxing authorities. Each party shall take no action inconsistent with the allocation reported on the Form 8594. If the Internal Revenue Service, or any other taxing authority, challenges the allocation of the Tax Purchase Price, the party whose return is being examined shall promptly notify the other party and shall promptly keep the other party fully informed regarding all developments with respect to the allocation of the Tax Purchase Price.

                                  ARTICLE II
                                  THE CLOSING

     2.1 CLOSING. The closing ("Closing") of the purchase and sale of the Purchased Assets and the related transactions shall take place at the offices of Seller, located at 4710 Bellaire Blvd., Suite 301, Bellaire, Texas 77401, at 10:00 a.m., local time, on the date hereof, or at such other time and place and on such other date as the parties hereto shall agree, but in no event shall such date be later than April 6, 1998, unless such date is extended by the mutual written agreement of the parties hereto. The transactions described in Section
2.2 hereof are sometimes referred to as the "Closing Transactions."

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     2.2  CLOSING TRANSACTIONS.  At the Closing:

          (a) Bill of Sale. Seller and Purchaser shall execute and deliver to each other that certain Bill of Sale, Assignment and Assumption Agreement, substantially in the form of EXHIBIT C, attached hereto and made a part hereof (the "Bill of Sale");

          (b) Purchase Price. Purchaser shall issue and deliver to Seller by certified or cashier's check the Cash Portion of the Purchase Price;

          (c) The Notes. Each of Purchaser and Seller shall execute the A Note and the B Note (collectively, the "Notes"), and the originals of each such Note shall be delivered to Seller;

          (d) Patent and Trademark Assignments. Seller and Purchaser shall execute and deliver to each other certain Patent and Trademark Assignments, each generally in the form of EXHIBIT D, attached hereto and made a part hereof (the "Patent Assignments"), and shall execute, deliver and cause to be filed with the appropriate filing offices all other documents necessary to evidence the transfer and assignment of the Intellectual Property from the Seller to the Purchaser;

          (e) Collateral Assignments. As collateral security for the payment and performance of the Notes, Purchaser shall execute and deliver to Seller certain Collateral Assignments of the Intellectual Property, each generally in the form of EXHIBIT E, attached hereto and made a part hereof (the "Collateral Assignments"), together with such other documents, including financing statements, as shall be necessary to perfect a security interest in favor of the Seller in the Intellectual Property to secure the payment of the Notes;

          (f) Non-Competition Agreement. Seller and Purchaser shall execute and deliver to each other a non-competition agreement (the "Non-Competition Agreement"), substantially in the form of EXHIBIT F, attached hereto and made a part hereof; and

          (g) Certificates. Each of Seller and Purchaser shall deliver to the other a certificate executed by a proper officer as to incumbency and such other matters as shall be reasonably requested.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants, to Purchaser as follows:

          (a) Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Seller has all corporate powers and all governmental licenses, authorizations, consents and approvals in the United

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States required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect.

          (b) Corporate Authorization. The execution, delivery and performance by the Seller of this Agreement, and each of the exhibit agreements to which it is a party (collectively the "Seller Closing Agreements"), and the consummation by it of the transactions contemplated hereby are within such organization's corporate powers and, have been duly authorized by all necessary corporate action. Each of this Agreement and each Seller Closing Agreement has been duly executed by Seller and constitutes a valid and binding agreement of the Seller, enforceable against it in accordance with its terms. As of the Closing all corporate action on the part of the Seller required under applicable law in order to consummate the transactions contemplated to be consummated by it in connection with the Agreement will have occurred.

          (c) No Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to loss of a benefit under, any provision of the Articles of Incorporation of the Seller, the Bylaws of the Seller or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or such party's properties or assets, or result in the creation or imposition of any Encumbrance on any asset of the Seller, except for (i) such approvals as have been obtained on or before the date hereof or (ii) any of the same as is not reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement. No unobtained consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby, except where the failure to obtain such consent, approval, order or authorization, or to effect such registration, declaration or filing is not reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of Purchaser or the Seller to consummate the transactions contemplated by the Agreement. Notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges that neither Seller nor any other party has requested or received the consent or approval of the other party to any Assigned Contract relating to the assignment of the rights, title and interest of Seller in and to such Assigned Contract in favor of Purchaser as contemplated by this Agreement, and Seller shall have no responsibility regarding requesting or securing such consent or approval, other than as provided in Section 5.4. As a result, Seller makes no representation or warranty regarding the validity of any assignment of any Assigned Contract or the rights thereto as contemplated by this Agreement without such consent or approval, and Purchaser agrees to assume all risk and responsibility with respect thereto.

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          (d) Litigation. Except as disclosed to Purchaser in SCHEDULE 3.1(D),
(i) there is no action, dispute, suit, investigation or proceeding pending against or, to the knowledge of Seller, threatened or contemplated, against or affecting the Business, Seller or any of the Purchased Assets before any court or arbitrator or any governmental body, agency or official (provided, however, as to any such pending matter outside the United States, the representation included in this clause (i) is limited to the knowledge of Seller), (ii) there is no condition, state of facts or event that might reasonably form the basis of any such proceeding and (iii) Seller is not a party to the provisions of any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority affecting or that could reasonably be expected to affect the Purchased Assets or this Agreement.

          (e) Compliance with Laws. To the knowledge of Seller, Seller is not in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect on Seller.

          (f) Title to Purchased Assets; Rights to Acquire. Seller has good and marketable title to the Purchased Assets, and will convey the Purchased Assets to Purchaser, free and clear of all Encumbrances. No person, firm or entity other than Purchaser has any right to acquire any of the Purchased Assets or any part thereof.

          (g) Occasional Sale. The sale of the Purchased Assets as contemplated by this Agreement is exempt from Texas state sales tax in that either it constitutes an "occasional sale," as that term is defined under applicable Texas laws, rules and regulations, or another exemption exists from the requirements that such sales tax be collected and paid in connection with the sale of the Purchased Assets as contemplated by this Agreement.

          (h) Employee Benefit Plans. Except as disclosed in SCHEDULE 3.1(H) hereof, Purchaser will not be required to pay, perform or assume any obligation under any employee benefit plan or employee welfare plan of Seller relating to any of their employees as a result of this Agreement and the transactions contemplated hereby, including any such plan governed by the provisions of the Employee Retirement Income Security Act of 1974, as amended to date,

          (i) Certain Agreements. SCHEDULE 3.1(I) hereto sets forth a list and a brief description of all contracts and agreements related to any of the Purchased Assets or the Business and to which Seller is a party or by which Seller or the Purchased Assets are bound, other than the Assigned Contracts, including without limitation certain non-competition agreements described in said schedule (collectively, the "Other Contracts"). Each of the Other Contracts is valid and binding and in full force and effect and the parties thereto are not in default thereof.

          (j) Full Disclosure. Except as otherwise disclosed in or contemplated by this Agreement, there is no fact known to the Seller that is not disclosed or referred to in this Agreement that could reasonably be expected to have a Material Adverse Effect on the

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Purchased Assets. The information provided and statements made by Seller in this
Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, misleading. Notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges that neither Seller nor any other party has made or is making, in connection with any financial information provided to Purchaser in connection with this Agreement, including without limitation any forward looking statements, any representation or warranty as to the future financial performance of any of the Purchased Assets or the Business after Purchaser's purchase of the Purchased Assets, and Seller shall have no responsibility regarding any such forward looking statements or financial projections, including sales projections or cash flow projections. As a result, Seller makes no representation or warranty regarding the validity of any such forward looking statements or financial information, and Purchaser agrees to assume all risk and responsibility with respect thereto.

     3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Seller the following:

          (a) Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Purchaser has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Purchaser has heretofore delivered to Seller a true, correct and complete copy of its articles of incorporation, together with all amendments thereto, as currently in effect (such articles of incorporation are sometimes referred to herein as the "Purchaser's Governing Documents").

          (b) Corporate and Other Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby are within such Purchaser's corporate powers and authority, and have been duly authorized and approved of by all necessary corporate action, including without limitation any authorization or approval required of its Board of Directors and Shareholders. This Agreement and each of the other documents executed by Purchaser on the date hereof in connection with the Closing, including without limitation, the Collateral Assignments, the Bill of Sale and the Notes, have been duly executed by Purchaser and constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms. As of the Closing all corporate action on the part of Purchaser required under applicable law in order to consummate the Closing Transactions will have occurred.

          (c) No Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to loss or a benefit under, any provision of Purchaser's Governing Documents or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or

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regulation applicable to Purchaser, or its properties or assets, or result in the creation or imposition of any encumbrance on any asset of Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by such party or the consummation by such party of the transactions contemplated hereby.

          (d) Litigation. Except as disclosed to Seller prior to the date hereof
(a) there is no action, dispute, suit, investigation or proceeding pending against, threatened or contemplated, against or affecting Purchaser before any court or arbitrator or any governmental body, agency or official, (b) there is no condition, state of facts or event that might reasonably form the basis of any proceeding; and (c) Purchaser is not a party to the provisions of any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority affecting or that could reasonably be expected to affect the Business, the Purchased Assets or this Agreement.

          (e) Full Disclosure. Except as otherwise disclosed in or contemplated by this Agreement, there is no fact known to Purchaser that is not disclosed or referred to in this Agreement that could reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and perform its obligations hereunder. The information provided and statements made by Purchaser in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, misleading.

                                  ARTICLE IV
            CONDITIONS TO CONSUMMATION OF THE CLOSING TRANSACTIONS

     4.1 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate the Closing Transactions and the other transactions contemplated to be consummated by such party at the Closing are subject to the satisfaction (or waiver by Seller) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (a) The representations and warranties of the Purchaser set out in this Agreement shall be true and correct in all material respects, and no fact or circumstance shall have come to the attention of Seller that is not disclosed in this Agreement or any document or other writing delivered by Purchaser to Seller prior to the date of this Agreement that could reasonably be expected to have a Material Adverse Effect on Purchaser, Seller or the consideration to be received by the Seller in connection with the transactions contemplated hereby to be consummated at the Closing;

          (b) Purchaser shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement;

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          (c) All director, shareholder, lender, lessor and other parties'
consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement to the contrary) to complete the purchase and sale of the Purchased Assets and the other transactions at the Closing shall have been secured, including without limitation that this Agreement shall have been approved by the affirmative vote of the directors and shareholders of Seller, as may be required by applicable law or their applicable Governing Documents;

          (d) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the purchase and sale of the Purchased Assets at the Closing or the related transactions;

          (e) The Closing shall have occurred not later than April 6, 1998, unless such date is extended by the mutual written agreement of the parties hereto; and

          (f) All of the documents to be executed at or before the Closing shall have been executed, and all of the actions described in Section 2.2 to occur at or before the Closing shall have occurred.

     4.2 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser to consummate the Closing Transactions and the other transactions contemplated to be consummated by such Party at the Closing are subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (a) The representations and warranties of Seller set out in this Agreement shall be true and correct in all material respects, and no fact or circumstance that is not disclosed in this Agreement or any document or other writing delivered by Seller to Purchaser prior to the date of this Agreement shall have come to the attention of Purchaser that could reasonably be expected to have a Material Adverse Effect on Seller, Purchaser or Purchaser's right to own, use and exploit any of the Purchased Assets.

          (b) Seller shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.

          (c) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement to the contrary) to complete the transactions contemplated to occur at the Closing shall have been secured, including without limitation that this Agreement shall have been approved by the affirmative vote of the directors and shareholders of Seller, as may be required by applicable law or their applicable Governing Documents.

          (d) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the purchase and sale of the Purchased Assets at the Closing or the related transactions.

          (e) The Closing shall have occurred not later than April 6, 1998, unless such date is extended by the mutual written agreement of the parties hereto.

          (f) All of the documents to be executed at or before the Closing shall have been executed, and all of the actions described in Section 2.2 to occur at or before the Closing shall have occurred.

                                   ARTICLE V
                                   COVENANTS

     5.1 PURCHASER TO PAY CERTAIN FEES. The Purchaser agrees to pay, and shall be responsible for the payment at Closing of (a) one-half of all legal fees and expenses, other than the filing fees described in clause (b) below, incurred by the Seller in connection with the preparation of the documents required for the sale of the Purchased Assets, and (b) all filing fees associated with filing of record the Patent Assignments and the Collateral Assignments; provided, however, that the Purchaser shall not be obligated to pay with respect to (a) above, an amount in excess of $5,000 in the aggregate.

     5.2 EMPLOYEES. At the Closing, (i) Seller shall terminate the employment of all personnel employed by Seller (other than Tim Tarrillion and Judy Shields) and Seller will bear the cost of any such termination; (ii) Ron Borah shall execute a release agreement, in form and substance agreeable to Seller, evidencing the termination of Ron Borah's employment with the Seller and /or Seller's sole shareholder, North American Technologies Group, Inc. ("NATK"), pursuant to that certain Employment Agreement, dated February 7, 1995, between Ron Borah and NATK, and (iii) Purchaser shall employ Ron Borah from and after the Closing and shall provide Seller with evidence of such employment. Notwithstanding the foregoing, Purchaser shall promptly reimburse Seller for all amounts paid out by Seller on behalf of Ron Borah during the period which is ninety (90) days from the date of Closing, under COBRA or otherwise, for health insurance and/or life insurance. Except as otherwise provided in this Section 5.2, Purchaser shall assume no liability, obligation or responsibility under any bonus, life insurance, health insurance, or other plan whereby Seller provides benefits for any of the employees or their beneficiaries, and Purchaser shall be permitted, but not obligated, to hire any of the other employees of Seller.

     5.3 DISCLOSURE DOCUMENTS. From time to time after the Closing and without further consideration, Purchaser shall supply to Seller any necessary information in writing, or cause the necessary information to be supplied in writing, relating to Seller for inclusion in any documents to be filed with the Securities and Exchange Commission or any regulatory agency in connection with the transactions contemplated by this Agreement.

     5.4 FURTHER ASSURANCES. From time to time after the Closing and without further consideration, each of the parties hereto covenants and agrees to execute and deliver such additional or further instruments of conveyance, assignment, assumption and transfer, and take such actions, as any other party hereto may reasonably request in order to more effectively convey and transfer to such other party the assets, rights or other property to be sold or conveyed to such other party hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of such other party's obligations hereunder; provided, that Seller shall only be obligated to use its reasonable efforts, at the request and the sole cost and expense of Purchaser, to secure any consent or approval of any third party regarding any assignment of any Assigned Contract, and to the extent that such Assigned Contract requires such consent or approval by its express terms or the terms of any law relating thereto, and such consent or approval has not been obtained, Seller agrees to take such other actions as may be reasonably requested by Purchaser (and at the sole cost and expense of Purchaser) in order to secure for the benefit of Purchaser all rights and benefits of such Assigned Contract. Without limiting the generality of the foregoing:

          (a) each of Seller and Purchaser agrees to deliver promptly (and in no event later than five (5) business days after receipt of the same) to the other party hereto any revenues or other amounts collected or received by it to which the other hereto is entitled to receive by the terms of this Agreement; and

          (b) Seller agrees to enforce, at the request and sole cost and expense of Purchaser, any non-competition, confidentiality and non-disclosure rights that Seller may have with respect to any of the Business or any of the Purchased Assets under any of the agreements described on SCHEDULE 3.1(I), attached hereto and made a part hereof.

     5.5 BOOKS AND RECORDS. Seller will, when requested by the Purchaser to do so, make available for inspection and photocopying, at Purchaser's expense, any of its books and records, and will furnish to the Purchaser all appropriate and reasonably necessary information regarding the Business within a reasonable time after written request therefor.

     5.6 UNCLAIMED ASSIGNED INVENTORY. Seller and Purchaser agree that in the event Purchaser decides, in its sole discretion, not to take possession of any of the Assigned Inventory listed on SCHEDULE 1.1(C) hereto within two (2) weeks after the Closing, Seller, at Seller's expense, but without deduction from or reimbursement of any portion of the Purchase Price, will dispose of such unclaimed Assigned Inventory in a manner it deems appropriate, and Purchaser shall not be responsible or liable for such disposition.

                                  ARTICLE VI
                                INDEMNIFICATION

     6.1 INDEMNIFICATION BY SELLER. Seller agrees to indemnify, defend and hold harmless, Purchaser and its affiliates, officers, directors, employees, contractors and agents (collectively, Purchaser and such other parties are being referred to as the "Purchaser Parties") against and from any and all taxes, penalties, interest, claims, suits, causes of action (recognized now or at any later time), liabilities (including liabilities for latent defects arising from a product sold or service provided by Seller before the Closing and latent employment claims arising from Seller's employment of any person before the Closing), responsibilities, damages, losses, costs, assessments and expenses, including without limitation reasonable attorney's fees and other expenses of defending any actions or claims, amounts of judgments and amounts paid in settlement (collectively, all of the foregoing being referred to herein as "Costs") incurred by, asserted against or imposed upon any of the Purchaser Parties arising out of or attributable to:

          (a) Any breach of any representation, warranty, covenant or agreement made by Seller herein or in any schedule, exhibit, certificate, document or agreement furnished by Seller in connection herewith (including without limitation any of the documents to be executed and delivered at the Closing;

          (b) Any nonfulfillment of any agreement or covenant hereunder or entered into in connection herewith by Seller; or

          (c) Any claim, whether known or unknown, arising out of, or by virtue of, or based upon Seller's ownership or operation of any Purchased Asset or the Business (or Seller's failure to fulfill any obligation in connection therewith) prior to the Closing, except to the extent expressly assumed, as set forth in
Section 1.3(d) hereof, by Purchaser pursuant to this Agreement.

     6.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify, defend and hold harmless Seller, and its affiliates, officers, directors, employees, contractors and agents (collectively, Seller and such other parties are being referred to as the "Seller Parties") against and from any and all Costs incurred by, asserted against or imposed upon any of the Seller Parties arising out of or attributable to:

          (a) Any breach of any representation, warranty, covenant or agreement made by Purchaser herein or in any schedule, exhibit, certificate, document or agreement furnished by Purchaser in connection herewith or relating hereto (including without limitation any of the documents to be executed and delivered at the Closing);

          (b) Any nonfulfillment of any agreement hereunder or entered into in connection herewith by Purchaser; or

          (c) Any claim, whether known or unknown, arising out of, or by virtue of, or based upon Purchaser's ownership or operation of any Purchased Asset or the Business (or Purchaser's failure to fulfill any obligation in connection therewith) after the Closing.

     6.3 CERTAIN INDEMNIFICATION-RELATED MATTERS. Any party entitled to indemnification under the provisions of this Article shall: (a) give prompt notice to the indemnifying party of any claim with respect to which such indemnified party seeks indemnification (provided, however, that the failure to timely provide such notice shall not affect an indemnified party's rights under this Article unless such failure shall have prejudiced or adversely affected any indemnifying party's rights with respect to such claim) and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or such indemnifying party fails or refuses to timely select and engage counsel reasonably satisfactory to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Without the consent of an indemnified party (which consent will not be unreasonably withheld), an indemnifying party shall not agree to any settlement that requires an indemnified party to make any payment, incur any other cost or assume any other liability or obligation that is not entirely performed by the indemnifying party. An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case such indemnifying party shall pay the fees and expenses of a sufficient number of counsel so that such conflicts are resolved.

     6.4 RIGHT OF OFFSET BY PURCHASER AGAINST NOTES. In the event that the Seller is liable for indemnification to Purchaser, Purchaser may, to the extent permitted by applicable law, offset the amount of the indemnification by reducing the amount owed by Purchaser to Seller under the Notes, by the amount to be indemnified. Purchaser may not offset the indemnification due against the Notes unless (a) the amount to be indemnified is reduced to a judgment by any court of competent jurisdiction; and (b) Seller is insolvent or otherwise unable to indemnify Purchaser in any way other than offset against the Notes.

                                  ARTICLE VII
                                  TERMINATION

     7.1 TERMINATION. This Agreement may be terminated and the purchase and sale of the Purchased Assets and the other Closing Transactions may be abandoned at any time prior to the Closing:

          (a) by mutual written consent of Purchaser and Seller; or

          (b) by either of Seller or Purchaser:

              (i) if the Closing shall not have occurred on or before April 6, 1998, unless such date is extended by the mutual written agreement of the parties hereto, and in such event, only until the date the Closing has been extended; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

              (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall not have been overturned; or

              (iii) if the board of directors of Seller, in the exercise of its fiduciary duty and after consultation with counsel, or if the requisite shareholder(s) of Seller, shall have failed to approve of the consummation of the transactions contemplated hereby.

     7.2 NOTICE AND EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, officers or shareholders, except for the provisions of Article VI, this Section 7.2 and Sections 8.1, 8.3, 8.9 and 8.10, which shall survive any termination of this Agreement. Nothing contained in this Section 7.2 shall relieve any party from any liability for any breach of this Agreement.

     7.3 EXTENSION; WAIVER. Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties hereto shall not be deemed waived or otherwise affected by any investigation made by any other party hereto. Each representation and warranty shall continue for a period of two (2) years after the Closing. The provisions of this Section shall have no effect upon any other obligation of the parties, whether to be performed before or after the Closing.

     8.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

          (a) if to Purchaser, at: with a copy to:

               Active Environmental            The Law Offices of Alan H. Schorr
               Technologies, Inc.              10,000 Lincoln Drive West
               40 High Street, Suite 100       Suite 1
               Mount Holly, NJ 08060           Marlton, NJ 08053
               Attention: Michael A. Iles      Attention: Eric Lavdas
               Fax:  (609) 702-0265            Fax:  (609) 983-3049

          (b) if to the Seller, at: with a copy to:

               EET, Inc.
               4710 Bellaire Blvd., Suite 301  Theodore J. Lee
               Bellaire, Texas 77401           3104 Edloe, Suite 204
               Attention:  President           Houston, Texas 77027
               Fax:  (713) 662-3728            Fax:  (713) 623-0990


     8.3 EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses whether or not the transactions contemplated hereby are consummated.

     8.4 AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     8.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including all exhibits and Schedules hereto, (a) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and (b) shall not be assigned by operation of law or otherwise without the express prior written consent of Purchaser, in the case of Seller's assignment, and without the express prior written consent of, in the case of Purchaser's assignment, which consent (either of Purchaser or of Seller) shall not be unreasonably withheld.

     8.6 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.7 HEADINGS. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     8.9 GOVERNING LAW. Subject to the governing law provisions set forth in the Notes, this Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     8.10 COURTS IN BURLINGTON COUNTY, NEW JERSEY TO HAVE EXCLUSIVE JURISDICTION. SUBJECT TO THE JURISDICTIONAL PROVISIONS SET FORTH IN THE NOTES, THE PARTIES AGREE THAT THE FEDERAL AND STATE COURTS LOCATED IN BURLINGTON COUNTY, NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION OVER AN ACTION BROUGHT TO ENFORCE THE RIGHTS AND OBLIGATIONS CREATED IN OR ARISING FROM THIS AGREEMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SAID COURTS. NOTWITHSTANDING THE ABOVE, APPLICATION MAY BE MADE BY A PARTY TO ANY COURT OF COMPETENT JURISDICTION WHEREVER SITUATED FOR ENFORCEMENT OF ANY JUDGMENT AND THE ENTRY OF WHATEVER ORDERS ARE NECESSARY FOR SUCH ENFORCEMENT.

     8.11 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.12 CERTAIN DEFINITIONS.  As used herein:

          (a) "affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

          (b) "business day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Houston, Texas;

          (c) "Encumbrance" shall mean any lien, claim, charge, pledge, security interest hypothecation or other claim or encumbrance;

          (d) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its Subsidiaries, if any, taken as a whole;

          (e) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

          (f) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

          IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed by or on behalf of such party, all as of the date first written above.



SELLER:                               EET, INC.

                                      By: ___________________________________
                                          Name: _____________________________
                                          Title: ____________________________


PURCHASER:                            ACTIVE ENVIRONMENTAL
                                      TECHNOLOGIES, INC.

                                      By: ___________________________________
                                          Name: _____________________________
                                          Title: ____________________________

Exhibit A        The A Note
Exhibit B        The B Note
Exhibit C        Bill of Sale
Exhibit D        Patent Assignments
Exhibit E        Collateral Assignments
Exhibit F        Non-Competition Agreement

Schedule 1.1(a)  Intellectual Property, Licenses and Permits
Schedule 1.1(b)  Assigned Contracts
Schedule 1.1(c)  Inventory
Schedule 1.1(d)  Office Equipment
Schedule 1.1(f)  Computer Equipment and Information
Schedule 1.1(g)  Tools and Other Tangible Property
Schedule 1.3(d)  Assumed Liabilities
Schedule 3.1(d)  Pending Seller Litigation
Schedule 3.1(h)  Employee Benefit Plans
Schedule 3.1(i)  Other Contracts